Exhibit 3.2

RESTATED CERTIFICATE OF INCORPORATION

OF

MEDIWARE INFORMATION SYSTEMS, INC.

Under Section 807 of the Business Corporation Law

The undersigned, being the President and Chief Executive Officer of Mediware Information Systems, Inc., a New York corporation, whose Certificate of Incorporation is hereby being restated under the New York Business Corporation Law, certifies that:

FIRST:                      The name of the corporation is Mediware Information Systems, Inc. (hereafter the "Corporation").

SECOND:                The date the Corporation's Certificate of Incorporation was filed by the New York Department of State is January 22, 1970, under the name of Binary Systems, Inc.

THIRD:                     The text of the Certificate of Incorporation is hereby amended or changed to effect one or more of the amendments or changes authorized by Section 807 of the Business Corporation Law, and the amendments affected by this Restated Certificate of Incorporation are as follows:

Article Fourth of the Certificate of Incorporation relating to the purpose or purposes for which this Corporation is formed is deleted in its entirety and amended to read as follows:

ARTICLE FOURTH:  To engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York, provided that the corporation is not formed to engage in any act or activity which requires the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

Article Sixth of the Certificate of Incorporation, as the sole shareholder deems it in the best interest of the corporation to reduce the number of authorized shares of the common stock from 25,000,000 shares of Common Stock, par value $.10 per share, to 1,000 shares of Common Stock, one class only, with a par value of $0.01, and cancel the preferred stock of 10,000,000 shares of Preferred Stock, par value $0.01 per share, and Article 6 of the Certificate of Incorporation relating to the number of authorized shares of the Corporation is hereby amended according to Section 807(b) (5) to read as follows:

ARTICLE SIXTH:  The aggregate number of shares which the Corporation shall have the authority to issue is one thousand (1,000) shares of Common Stock, one class only, all of which are to be with $0.01 par value per share.

Article Seventh of the Certificate of Incorporation relating to the designation of Agent of the Corporation upon whom process against it may be served is deleted in its entirety and amended to read as follows:

ARTICLE SEVENTH:  The Secretary of State is designated as the agent of the Corporation upon whom process against the Corporation may be served.  The post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the Corporation served is: c/o CT Corporation System, 111 Eighth Avenue, New York, New York 10011.

Article Eighth of the Certificate of Incorporation relating to the preemptive rights of the shareholders shall be deleted in its entirety and amended to read as follows:

ARTICLE EIGHTH:  The Corporation shall indemnify to the fullest extent permitted by the Business Corporation Law of New York any person made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, including an action by or in the right of the Corporation or any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any Director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, was a Director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein; provided, however, that this indemnification shall not be deemed exclusive of any other rights to which a Director or officer seeking indemnification or advancement of expenses may be entitled, whether provided by law or contained in the Certificate of Incorporation or By-Laws, or a resolution or shareholders, a resolution of Directors, or an agreement providing for such indemnification.  The Corporation shall have the power to purchase and maintain insurance to cover (i) Directors, officers, employees, agents, attorneys, trustees and other representatives and (ii) the Corporation for any obligation relating to indemnification.  The intent of the foregoing indemnification provisions is both to confirm and to expand upon the indemnification provided by the New York Business Corporation Law as from time to time amended so as to maintain and continue to attract persons of high quality to serve the Corporation as officers, Directors, employees, agents or in similar capacities.

Article Ninth of the Certificate of Incorporation relating to the definitions for the former Restated Certificate of the Corporation shall be deleted in its entirety and amended to read as follows:

ARTICLE NINTH:  To the fullest extent permitted by New York Business Corporation Law as presently in effect or hereafter amended, a Director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for any breach of duty as a Director.  If the New York Business Corporation Law is amended after approval by the shareholders of this Article to authorize corporate action further eliminating or limiting the personal liability of the Directors, then the liability of a Director of a Corporation shall be, without further corporation action, eliminated or limited to the fullest extent permitted by the New York Business Corporation Law, as so amended.  No repeal or modification of this Article shall adversely affect any right or protection of a Director of the Corporation existing at the date of such repeal or modification or create any liability or adversely effect such right or protection with respect to any act or omission occurring prior to such repeal or modification.

Article Tenth of the Certificate of Incorporation relating to the indemnity of persons shall be deleted in its entirety and amended to read as follows:

ARTICLE TENTH:  The restatement of the Certificate of Incorporation of the Corporation has been duly authorized by vote of the board of directors followed by the unanimous written consent of the holder of all outstanding shares.

Article Eleventh of the Certificate of Incorporation relating to the director and shareholder liability shall be deleted in its entirety.

Article Twelfth of the Certificate of Incorporation relating to the transferability of all shares of Common Stock limited by the Board of Directors of the Corporation shall be deleted in its entirety.

Article Thirteenth of the Certificate of Incorporation relating to the number of members and classes of the Board of Directors of the Corporation shall be deleted in its entirety.

Article Fourteenth of the Certificate of Incorporation relating to the authorization of the Certificate of Incorporation shall be deleted in its entirety.

FOURTH:                 This restatement of the Certificate of Incorporation of the Corporation was authorized by vote of the board of directors followed by the unanimous written consent of the holder of all outstanding shares.

FIFTH:                      The text of the Articles of Incorporation is hereby restated as amended to read in its entirety as follows:

CERTIFICATE OF INCORPORATION

OF

MEDIWARE INFORMATION SYSTEMS, INC.

Under Section 402 of the Business Corporation Law

FIRST:                     The name of the corporation is Mediware Information Systems, Inc. (hereafter the "Corporation").  The name under which the Corporation was formed was Binary Systems, Inc.

SECOND:                The Corporation's original Certificate of Incorporation was filed by the Department of State of the State of New York on January 22, 1970.

THIRD:                     The text of the Certificate of Incorporation of the Corporation is hereby restated without further amendment or change to read as follows:

FOURTH:                 The Corporation is formed for the following purpose or purposes:

To engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York, provided that the corporation is not formed to engage in any act or activity which requires the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

FIFTH:                      The office of the Corporation is to be located in the County of Suffolk, State of New York.

SIXTH:                     The aggregate number of shares which the Corporation shall have authority to issue is one thousand (1,000) shares of Common Stock, one class only, all of which are to be with $0.01 par value per share.

SEVENTH:               The Secretary of State is designated as the agent of the Corporation upon whom process against the Corporation may be served.  The post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the Corporation served is: c/o CT Corporation System, 111 Eighth Avenue, New York, New York  10011.

EIGHTH:                  The Corporation shall indemnify to the fullest extent permitted by the Business Corporation Law of New York any person made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, including an action by or in the right of the Corporation or any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any Director or officer of the Corporation served in any capacity at the request of the Corporation, by reason of the fact that he, his testator or intestate, was a Director or officer of the Corporation, or served such other corporation, partnership, joint venture, trust employee benefit plan or other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein; provided, however, that this indemnification shall not be deemed exclusive of any other rights to which a Director or officer seeking indemnification or advancement of expenses may be entitled, whether provided by law or contained in the Certificate of Incorporation or By-Laws, or a resolution or shareholders, a resolution of Directors, or an agreement providing for such indemnification.  The Corporation shall have the power to purchase and maintain insurance to cover (i) Directors, officers, employees, agents, attorneys, trustees and other representatives and (ii) the Corporation for any obligation relating to indemnification.  The intent of the foregoing indemnification provisions is both to confirm and to expand upon the indemnification provided by the New York Business Corporation Law as from time to time amended so as to maintain and continue to attract persons of high quality to serve the Corporation as officers, Directors, employees, agents or in similar capacities.

NINTH:                     To the fullest extent permitted by New York Business Corporation Law as presently in effect or hereafter amended, a Director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for any breach of duty as a Director.  If the New York Business Corporation Law is amended after approval by the shareholders of this Article to authorize corporate action further eliminating or limiting the personal liability of the Directors, then the liability of a Director of a Corporation shall be, without further corporation action, eliminated or limited to the fullest extent permitted by the New York Business Corporation Law, as so amended.  No repeal or modification of this Article shall adversely affect any right or protection of a Director of the Corporation existing at the date of such repeal or modification or create any liability or adversely effect such right or protection with respect to any act or omission occurring prior to such repeal or modification.

TENTH:                    The restatement of the Certificate of Incorporation of the Corporation has been duly authorized by vote of the board of directors followed by the unanimous written consent of the holder of all outstanding shares.

IN WITNESS WHEREOF, the undersigned has executed this Certificate this 9th day of November, 2012 and the undersigned affirms that the statements contained herein are true under the penalties of perjury.

MEDIWARE INFORMATION SYSTEMS, INC., a New York corporation By: /s/ T. Kelly Mann Name: T. Kelly Mann Title: President and Chief Executive Officer

RESTATED CERTIFICATE OF INCORPORATION

OF

MEDIWARE INFORMATION SYSTEMS, INC.

Under Section 807 of the Business Corporation Law

Filer:
Kirkland & Ellis LLP
300 North LaSalle Street
Chicago, IL 60654